SHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


Check  the  appropriate  box:

[ X ]     Preliminary  Information  Statement
[__ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[__ ]     Definitive  Information  Statement


                                   E-REX, INC.

                  (Name of Registrant as Specified in Charter)


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          1)     Title  of  each  class  of  securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)     Proposed  maximum  aggregate  value  of  transaction:

          5)     Total  fee  paid:

[__ ]     Fee  paid  previously  with  preliminary  materials.
[__ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)     Amount  Previously  Paid:

          2)     Form  Schedule  or  Registration  Statement  No.:

          3)     Filing  Party:

          4)     Date  Filed:

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                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of E-Rex, Inc., a Nevada corporation (the "Company") in connection with the unanimous approval by the Board of Directors of the Company and approval by written consent of the holders of a majority of the Company's Common Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation of the Company to increase the authorized common stock from 100,000,000 shares, par value $0.001, to 250,000,000 shares, par value $0.001. This information statement is being first sent to stockholders on or about August 30, 2002. The Company anticipates that the Amendment will become effective on or about September 20, 2002.

VOTE  REQUIRED

     The vote that is required to approve the Proposal is the affirmative vote of shareholders representing a majority of the shares which are entitled to vote on such matters.

     The record date for purposes of determining the number of outstanding shares of common stock of the Company, and for determining stockholders entitled to vote, is the close of business on August 12, 2002 (the "Record Date"), the business day after the Board of Directors of the Company adopted the resolution approving and recommending the Proposal. As of the Record Date, the Company had 97,910,757 shares of common stock outstanding, and no shares of preferred stock outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Nevada Agency & Trust Company, 50 West Liberty, Suite 880, Reno, NV
89501,  telephone  number  (775)  322-0626.

VOTE  OBTAINED  -  SECTION  78.320  NEVADA  REVISED  STATUTES

     Section 78.320 of the Nevada Revised Statutes (the "Nevada Law") provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 78.390 of the Nevada Revised Statutes, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority of the voting power of the Company.

     Pursuant to Section 78.370 of the Nevada Revised Statutes, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Nevada Law are afforded to the Company's stockholders as a result of the approval of the Proposals.

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                                  PROPOSAL ONE
                     TO AMEND THE ARTICLES OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK
                  FROM 100 MILLION SHARES TO 250 MILLION SHARES

GENERAL

On August 11, 2002, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to effectuate an increase in the authorized common stock from 100 million shares with a par value of $0.001 to 250 million shares with a par value of $0.001. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as Appendix A.

AMENDMENT  TO  INCREASE  NUMBER  OF  AUTHORIZED  SHARES

     On August 11, 2002, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's voting stock for action by written consent the proposed amendment to Article 4 of the Company's Articles of Incorporation to effectuate an increase in authorized common stock from 100 million shares with a par value of $0.001 to 250 million shares with a par value of $0.001. The Board of Directors has fixed the close of business on August 12, 2002 as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of the record date, the Company had outstanding 97,910,757 shares of common stock held by approximately 230 shareholders of record and no shares of preferred stock were outstanding.

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company's future needs. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 100 million to 250 million shares. This step is necessary, in the judgment of the Board of Directors, in order to raise additional capital and carry out the Company's business objectives.

CERTAIN  MATTERS  RELATED  TO  THE  PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Articles of Incorporation, anticipated to be approximately twenty-one
(21) days after this Information Statement has been distributed to the Company's stockholders.

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         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 12, 2002, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.



Name and Address of
Beneficial Owner. . . . . . . . . . . .  Amount and Nature of Beneficial Ownership   Percentage of Class (1)
---------------------------------------  ------------------------------------------  -----------------------


Donald A. Mitchell. . . . . . . . . . .                                 800,000 (2)                       *

Carl E. Dilley. . . . . . . . . . . . .                           30,568,416 (2)(5)                    23.8%

Joseph Pacheco. . . . . . . . . . . . .                                 700,000 (3)                       *

Swartz Private Equity, LLC
300 Colonial Center Parkway, Suite 300
Roswell, Georgia  30076 . . . . . . . .                               2,700,000 (4)                     2.7%


All directors and officers                                                                             24.6%
as a group (3 persons). . . . . . . . .                           31,708,416 (2)(3)

*     Represents  less  than  1%.

(1)     Based  on  97,910,757  shares  outstanding.

(2) Includes options issued to each of Mr. Dilley and Mr. Mitchell to acquire 200,000 shares of common stock at $0.40, 100,000 shares at $0.75 per share, and 100,000 shares at $0.15 per share.

(3) Includes shares held of record by Capricorn Investments, of which Mr. Pacheco is the controlling member.

(4) Includes 2,700,000 shares issuable upon exercise of the outstanding warrant issued to Swartz in connection with the investment agreement. Swartz has the right to acquire up to an additional 30,000,000 shares of our common stock under certain circumstances. It is expected that Swartz will not own beneficially more than 9.99% of our outstanding common stock at any one time. The beneficial owners of Swartz Private Equity, LLC are Eric S. Swartz and Michael C. Kendrick.

(5) Includes warrants issued to Mr. Dilley to acquire 30,166,666 shares of common stock at $0.0042 per share. The Company can buy all of these warrants from Mr. Dilley at any time for $62,000.

     The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

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COMPLIANCE  WITH  SECTION  16(a)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, as of the date of this Information Statement, all officers and directors are in the process of completing initial questionnaires for the completion of the appropriate forms to be filed, and they are currently being prepared.



                                        By  order  of  the  Board  of  Directors

                                        /s/  Carl  E.  Dilley
                                        _______________________________
                                        Carl  E.  Dilley,  President

Miami,  Florida
August  20,  2002


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                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                   E-REX, INC.

          (Pursuant to NRS 78.385 and 78.390 - after issuance of stock)


     The undersigned being the President and Secretary of E-Rex, Inc., a Nevada Corporation, hereby certifies that by unanimous vote of the Board of Directors obtained on August 11, 2002 and a majority vote of the stockholders obtained on September ___, 2002, it was voted that this Certificate of Amendment of Articles of Incorporation be filed.

     The undersigned further certifies that ARTICLE "FOUR" of the Articles of Incorporation, originally filed on August 26, 1986, and as amended, are amended to read as follows:

     ARTICLE  "FOUR"  is  hereby  amended  to  read  as  follows:

     "The total authorized capital stock of the Corporation shall consist of two hundred fifty million (250,000,000) shares of Common Stock with a par value of $0.001."

     The undersigned hereby certifies that he has on this ___th day of September, 2002 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.



                              _______________________________________
                              Carl E. Dilley, President and Secretary

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